U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2004

Abrams Industries, Inc.

(Exact name of Registrant as Specified in Charter)

Georgia	0-10146	58-0522129
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1945 The Exchange, Suite 300, Atlanta, Georgia	30339-2029
(Address of Principal Executive Offices)	(Zip Code)

(770) 953-0304
(Registrant’s telephone number, including area code)

ITEM 2—ACQUISITION OR DISPOSITION OF ASSETS
ITEM 7-FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
Unaudited Pro Forma Combined Balance Sheet as of January 31, 2004
Unaudited Pro Forma Combined Statement of Income for the nine months ended January 31, 2004
Unaudited Pro Forma Combined Statement of Income for the year ended April 30, 2003
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
SIGNATURES
EX-23.1 CONSENT OF MOBLEY & COMPANY
EX-99.3 iTENDANT, INC. AUDITED FINANCIAL STATEMENT

     On May 3, 2004, Abrams Industries, Inc. (the “Company”) filed an initial Current Report on Form 8-K with the Securities and Exchange Commission reporting the closing of its previously announced acquisition of iTendant, Inc. (the “Original Filing”). This Amendment is filed to include the financial statements required by Items 7(a) and 7(b) of Form 8-K.

ITEM 2—ACQUISITION OR DISPOSITION OF ASSETS

     On April 16, 2004, Servidyne Systems, LLC (the “Purchaser”), a wholly-owned subsidiary of Abrams Industries, Inc. (“Abrams”), acquired substantially all of the assets and assumed certain liabilities of iTendant, Inc. (the “Seller”). The Seller was engaged in the provision of property services and maintenance solutions that automate service requests and maintenance management using the internet and wireless hand held devices, and the Purchaser intends to continue this business. The acquisition was made pursuant to an Asset Purchase Agreement dated April 16, 2004 between Abrams, the Purchaser, the Seller and the shareholders of the Seller (the “Agreement”). The consideration consisted of 123,547 newly-issued shares of Abrams’ common stock, par value $1.00 per share, the payment by the Purchaser of $500,000 to the Seller from the available cash of the Purchaser, and the assumption of approximately $170,000 of the Seller’s liabilities. Additional contingent consideration is provided for in the Agreement based on future operating goals and performance. Consideration was determined primarily by negotiation among parties.

     Pursuant to the Agreement, the Purchaser acquired substantially all of the assets of the Seller, including cash, accounts receivable, personal property and equipment, proprietary information, intellectual property, software, and the Seller’s right, title, and interest to assigned contracts. As described in the Agreement, the Purchaser assumed only specified liabilities of the Seller, including executory obligations under disclosed assigned contracts, and current balance sheet liabilities of the Seller. Pursuant to the Agreement, after the closing of the acquisition, the Seller changed its name to I-Ten Holdings, Inc. and the Purchaser discontinued the name of iTendant, Inc., choosing to continue its business under the name of Servidyne Systems, LLC.

     The preceding description of the terms of the Agreement is qualified in its entirety by reference to the complete text of the Agreement filed as an exhibit to the Original Filing.

ITEM 7—FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)	Financial Statements of Business Acquired.

Audited financial statements of iTendant, Inc. as of and for the years ended December 31, 2003 and 2002 are filed with this report as Exhibit 99.3.

(b)	Pro Forma Financial Statements.

(1)	Pro forma combined balance sheet as of January 31, 2004 (unaudited).

(2)	Pro forma combined statements of operations for the nine months ended January 31, 2004, (unaudited) and for the year ended April 30, 2003 (unaudited).

(c)	Exhibits.

2.1	Asset Purchase Agreement, dated April 16, 2004, between Abrams, Purchaser, Seller and the shareholders of Seller (Incorporated by reference from Exhibit 2.1 to Abrams Form 8-K, Commission File No. 0-10146, filed on May 3, 2004).

23.1	Consent of Mobley & Company.

99.1	The Wheatstone Energy Group, Inc. audited financial statements as of and for the year ended December 31, 2003 (Incorporated by reference from Exhibit 99.1 to Abrams Form 8-K/A, Commission File No. 0-10146 on March 3, 2004).

99.2	The Wheatstone Energy Group, Inc. audited financial statements as of and for the year ended December 31, 2002 (Incorporated by reference from Exhibit 99.2 to Abrams Form 8-K/A, Commission File No. 0-10146 on March 3, 2004).

99.3	iTendant, Inc. audited financial statements as of and for the years ended December 31, 2003 and 2002.

ABRAMS INDUSTRIES, INC.
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     This unaudited pro forma combined balance sheet has been prepared as if the sale of its Merchants Crossing of North Fort Myers shopping center (“NFM”) and the acquisition of iTendant, Inc. (“iTEN”) had taken place on January 31, 2004. The unaudited pro forma combined statement of income for the nine months ended January 31, 2004, has been prepared as if the sale of NFM and the acquisitions of The Wheatstone Energy Group, Inc. (“TWEG”) and iTEN had taken place on May 1, 2003. The unaudited pro forma combined statement of income for the year ended April 30, 2003, has been prepared as if the sale of NFM and the acquisitions of TWEG and iTEN had taken place on May 1, 2002. Abrams Industries, Inc. has a fiscal year end of April 30. The operations acquired from TWEG and iTEN have a fiscal year end of December 31st. For purposes of the pro forma combined financial statements, the information for the operations acquired are presented using Abrams Industries, Inc.’s fiscal year end.

     The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. The unaudited pro forma financial statements are provided for informational purposes only and are not necessarily indicative of the results that would have occurred if the sale and acquisitions had occurred on the dates indicated or the expected financial position or results of operations in the future.

     The unaudited pro forma combined financial statements should be read in conjunction with Abrams Industries, Inc.’s separate historical financial statements and notes thereto, as well as the historical financial statements and notes thereto of the operations of TWEG (incorporated by reference) and of iTEN (contained elsewhere herein) and in conjunction with the related notes to these unaudited pro forma combined financial statements. In management’s opinion, all adjustments necessary to reflect the effect of these transactions have been made.

ABRAMS INDUSTRIES, INC.
Unaudited Pro Forma Combined Balance Sheet
As of January 31, 2004

(In thousands, except share data)

	Abrams
	Industries, Inc.	Pro Forma	Pro Forma
	Historical	Adjustments for the	Adjustments for the		Pro Forma
	(A)	Sale of NFM	Purchase of iTEN		Combined
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$4,048	$10,604	$(565	) (B)	$14,087
Short-term investments	200	—	—		200
Receivables, net	7,190	(143)	21	(B)	7,068
Costs and earnings in excess of billings	290	—	—		290
Assets of discontinued operations	—	203	—		203
Income tax receivable	172	—	—		172
Deferred income taxes	608	—	—		608
Other	877	(60)	8	(B)	825

Total current assets	13,385	10,604	(536)		23,453

INCOME PRODUCING PROPERTIES, NET	42,891	(17,039)	—		25,852
PROPERTY AND EQUIPMENT, NET	686	—	23	(B)	709
REAL ESTATE HELD FOR FUTURE SALE OR DEVELOPMENT	3,953	—	—		3,953
OTHER ASSETS:
Intangible assets, net	2,595	(279)	990	(B)	3,306
Goodwill	4,611	—	222	(B)	4,833
Other	2,778	—	—		2,778

	$70,899	$(6,714)	$699		$64,884

LIABILITIES AND SHAREHOLDERS EQUITY
CURRENT LIABILITIES
Trade and subcontractors payables	$3,925	$—	$174	(B)	$4,099
Billings in excess of costs and earnings	427	—	—		427
Accrued expenses	1,884	(233)	—		1,651
Liabilities of discontinued operations	—	467	—		467
Bank loans payable	3,000	—	—		3,000
Current maturities of long-term debt	2,793	(1,044)	—		1,749

Total current liabilities	12,029	(810)	174		11,393

DEFERRED INCOME TAXES	1,840	1,088	—		2,928
OTHER LIABILITIES	6,530	—	—		6,530
MORTGAGE NOTES PAYABLE	22,442	(9,434)	—		13,008
OTHER LONG-TERM DEBT	9,512	—	—		9,512

Total liabilities	52,353	(9,156)	174		43,371

COMMITMENT AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
Common stock	3,204	—	124	(F)	3,328
Additional paid-in capital	2,563	—	401	(F)	2,964
Deferred stock compensation	(42)	—	—		(42)
Retained earnings	13,497	2,442	—		15,939
Treasury stock	(676)	—	—		(676)

Total shareholders’ equity	18,546	2,442	525		21,513

	$70,899	$(6,714)	$699		$64,884

ABRAMS INDUSTRIES, INC.
Unaudited Pro Forma Combined Statement of Income
For the nine months ended January 31, 2004

(In thousands, except share data)

	Abrams
	Industries, Inc.		Operations	Operations
	Historical	NFM	Acquired from	Acquired from	Pro Forma		Pro Forma
	(A)	Historical	TWEG Historical	iTEN Historical	Adjustments		Combined
REVENUES
Energy management	$2,132	$—	$—	$284	$—		$2,416
Facility services	547	—	3,152	—	—		3,699
Rental income	7,965	(2,164)	—	—	—		5,801
Construction	23,787	—	—	—	—		23,787
Interest	10	(2)	—	—	—		8
Other	85	—	—	—	—		85

	34,526	(2,166)	3,152	284	—		35,796
COSTS AND EXPENSES
Energy management	1,206	—	—	8	—		1,214
Facility services	369	—	2,589	—	—		2,958
Rental property operating expense, excluding interest	4,894	(1,213)	—	—	—		3,681
Construction	23,199	—	—	—	—		23,199

	29,668	(1,213)	2,589	8	—		31,052

Selling, general and administrative	6,976	(4)	2,212	872	12	(C)	10,068

Interest costs incurred	2,198	(373)	164	3	(104	) (D)	1,888

	38,842	(1,590)	4,965	883	(92)		43,008

LOSS BEFORE INCOME TAXES FROM CONTINUING OPERATIONS	(4,316)	(576)	(1,813)	(599)	92		(7,212)
INCOME TAX BENEFIT	(1,428)	(205)	—	(222)	(540	) (E)	(2,395)

LOSS FROM CONTINUING OPERATIONS	$(2,888)	$(371)	$(1,813)	$(377)	$632		(4,817)

NET LOSS PER SHARE FROM:
Continuing operations - basic and diluted	$(0.98)						$(1.51)

Weighted average common shares - basic and diluted	2,936,438				257,389	(F)	3,193,827

ABRAMS INDUSTRIES, INC.
Unaudited Pro Forma Combined Statement of Income
For the year ended April 30, 2003

(In thousands, except share data)

	Abrams
	Industries, Inc.		Operations	Operations
	Historical	NFM	Acquired from	Acquired from	Pro Forma		Pro Forma
	(A)	Historical	TWEG Historical	iTEN Historical	Adjustments		Combined
REVENUES:
Energy management	$2,900	$—	$—	$378	$—		$3,278
Facility services	—	—	6,897	—	—		6,897
Rental income	10,727	(2,852)	—	—	—		7,875
Real Estate Sales	860	—	—	—	—		860
Construction	59,528	—	—	—	—		59,528
Interest	55	—	—	—	—		55
Other	65	(5)	—	—	—		60

	74,135	(2,857)	6,897	378	—		78,553

COSTS AND EXPENSES
Energy management	1,573	—	—	10	—		1,583
Facility services	—	—	5,221	—	—		5,221
Rental property operating expense, excluding interest	6,733	(1,570)	—	—	—		5,163
Cost of real estate sold	296	—	—	—	—		296
Construction	57,279	—	—	—	—		57,279

	65,881	(1,570)	5,221	10	—		69,542

Selling, general and administrative	8,047	(56)	3,997	1,162	(27	) (D)	13,123

Interest costs incurred	2,967	(589)	203	5	(90	) (E)	2,496

	76,895	(2,215)	9,421	1,177	(117)		85,161

LOSS BEFORE INCOME TAXES FROM CONTINUING OPERATIONS	(2,760)	(642)	(2,524)	(799)	117		(6,608)
INCOME TAX BENEFIT	(1,065)	(245)	—	(297)	(409	) (F)	(2,016)

LOSS FROM CONTINUING OPERATIONS	(1,695)	(397)	(2,524)	(502)	526		(4,592)

DISCONTINUED OPERATIONS:
Earnings from discontinued operations	3	—	—	—	—		3
Gain on sale of assets of discontinued operations	618	—	—	—	—		618

EARNINGS FROM DISCONTINUED OPERATIONS	621	—	—	—	—		621

NET LOSS	$(1,074)	$(397)	$(2,524)	$(502)	$526		$(3,971)

NET EARNINGS (LOSS) PER SHARE FROM:
Continuing operations - basic and diluted	$(0.58)						$(1.45)
Discontinued operations - basic and diluted	0.21						0.21

Net loss earnings per share - basic and diluted	$(0.37)						$(1.24)

Weighted average common shares - basic and diluted	2,910,475				257,389	(G)	3,167,864

ABRAMS INDUSTRIES, INC.
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following pro forma adjustments were made to the historical consolidated financial statements of the Company, the sale of NFM, and the operations acquired from TWEG and iTEN for the nine month period ended January 31, 2004, and the year ended April 30, 2003, to reflect the sale and acquisitions as if they had occurred on May 1, 2003, and May 1, 2002, respectively.

(A)	Reflects the historical consolidated financial statements of the Company. The acquired assets, assumed liabilities, and results of operations of TWEG have been included in the Company’s financial statements since the date of acquisition on December 19, 2003.

(B)	The unaudited pro forma combined balance sheet gives effect to the sale of NFM and the acquisition of iTEN.

The acquisition was funded from the Company’s available cash on hand. The purchase price reported on the pro forma balance sheet includes approximately $100,000 in estimated direct costs as of April 30, 2004, associated with the transaction.

The acquisition is being accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations” (“SFAS 141”), whereby the total cost of the acquisition has been allocated to tangible and intangible assets acquired and liabilities assumed based upon their fair values at the effective date of the acquisition. The allocation of the purchase price is subject to refinement. The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition.

	Operations
	Acquired from
	iTEN	Estimated Life
Current assets	64,599
Property, furniture and equipment, net	22,560	Various (3-5)
Trademark	108,838	Indefinite
Non-competes	7,413	2 years
Website/Software	874,469	5 years
Assembled workforce	222,609	Indefinite

Total assets acquired	1,300,488
Current liabilities	174,136

Net assets acquired	1,126,352

The trademark and assembled workforce are not subject to amortization and are not deductible for tax purposes.

(C)	The pro forma adjustment for depreciation and amortization estimated at approximately $256,000 for the period ended January 31, 2004, and approximately $323,000 for the year ended April 30, 2003, is calculated by determining the amount of depreciation and amortization for the period using the fair values and the estimated useful lives, and adjusting the actual amounts recognized for the periods by the amounts calculated to arrive at a net adjustment of $12,000 and $(27,000) for the period ended January 31, 2004, and for the year ended April 30, 2003, respectively.

(D)	The pro forma adjustment for interest cost includes a pro forma adjustment to reverse a portion of the interest cost associated with TWEG’s borrowings repaid at closing. The pro forma adjustment uses the interest rate that would have been in effect under its current borrowings. There was no long-term debt assumed in conjunction with the acquisition of iTEN.

(E)	The income tax effect included in the pro forma adjustments was calculated using the Company’s effective tax rate for those periods.

(F)	To reflect the shares of Abrams Industries, Inc. common stock issued in conjunction with the acquisitions.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABRAMS INDUSTRIES, INC.
Dated: June 30, 2004	By:	/s/ Mark J. Thomas
Mark J. Thomas
Chief Financial Officer